Exhibit 1.4

Hertz Global Holdings, Inc.

Common Stock, par value $0.01 per share

EQUITY DISTRIBUTION AGREEMENT

May 14, 2025

May 14, 2025

To:	Jefferies LLC
520 Madison Avenue
New York, New York 10022

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

BMO Capital Markets Corp.

151 W 42nd Street

New York, New York 10036

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

CIBC World Markets Corp.

300 Madison Avenue, 8th Floor

New York, NY 10017

Citizens JMP Securities, LLC

450 Park Avenue, 5th Floor

New York, New York 10022

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, New York 10019

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281

Regions Securities LLC

615 S College St, Suite 600

Charlotte, North Carolina 28202

Truist Securities, Inc.

50 Hudson Yards, 70th Floor

New York, New York 10001

Ladies and Gentlemen:

Hertz Global Holdings, Inc., a Delaware corporation (the “Company”), proposes to issue and sell through Jefferies LLC, Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., CIBC World Markets Corp., Citizens JMP Securities, LLC, Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Regions Securities LLC and Truist Securities, Inc., as sales agents (collectively, the “Managers” and each, a “Manager”), on the terms set forth in this equity distribution agreement (this “Agreement”), shares of its common stock, par value $0.01 per share, having an aggregate gross sales price of up to $250,000,000 million (the “Shares”). The shares of common stock, par value $0.01 per share, of the Company are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 on the date hereof, including a prospectus relating to the Shares to be issued from time to time by the Company. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), or any subsequent registration statement on Form S-3 filed to complete the sale of the Shares, is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shares and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus.” Except where the context otherwise requires, “Prospectus” means the Basic Prospectus, as supplemented by the most recent Interim Prospectus Supplement (as defined in Section 6(c) below), if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto or otherwise approved in writing by the Managers in accordance with Section 6(b), and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, any Interim Prospectus Supplement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (together with the incorporated documents described in the foregoing sentence, the “Incorporated Documents”).

1.             Representations and Warranties. The Company represents and warrants to and agrees with each Manager that:

(a)            The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)            (i) (A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Managers pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each time Shares are sold pursuant to this Agreement (each, a “Time of Sale”), (D) at each Settlement Date (as defined below) and (E) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; (ii) the Basic Prospectus complied, or will comply, at the time it was, or will be filed, with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Time of Sale and at all times during the Delivery Period, will comply in all material respects with the rules and regulations under the Securities Act; (iii) each Interim Prospectus Supplement and the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, as of each Settlement Date and at all times during the Delivery Period, in all material respects with the rules and regulations under the Securities Act; and (iv) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(c)            (i) As of the date hereof and each of the respective times specified in Section 1(b)(i) above, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in the Prospectus or in the General Disclosure Package (it being understood that the only such information is that described in Section 8(b) hereof).

(d)            Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Managers, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained or incorporated by reference in the Registration Statement or the Prospectus. Each broadly available road show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except for the Permitted Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to and approved by the Managers in accordance with Section 6(b), the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.

(e)            Financial Statements. The consolidated historical financial statements of the Company and the related notes thereto included in and incorporated by reference into each of the Registration Statement, the Prospectus and the General Disclosure Package present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. The supporting schedules, if any, present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the rules and regulations of the Commission applicable thereto.

(f)            (i)(A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, the Company was not an “ineligible issuer” as defined in Rule 405 of the Securities Act; and (ii)(A) at the time of filing of the Registration Statement, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (C) at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(g)            No Material Adverse Change. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, (i) there has been no material adverse effect, or any development that would reasonably be expected to result in a material adverse effect, in (A) the condition, financial or otherwise, or in the earnings, business, properties, operations, operating results, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, or (B) the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder (any such effect being referred to herein as a “Material Adverse Effect”); (ii) except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with their business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, and have not entered into any transactions not in the ordinary course of business; and (iii) except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock (except for any repurchase by the Company of shares of its common stock pursuant to the Company’s existing share repurchase programs described in the Registration Statement, the Prospectus and the General Disclosure Package).

(h)            Organization and Good Standing. Each of the Company and each of its subsidiaries has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization and has the corporate or limited liability company (as applicable) power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package and to enter into and perform its obligations under this Agreement, and is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so incorporated or organized or to be so qualified or to be in good standing or to have such power or authority would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(i)            Capitalization. All of the shares of Common Stock outstanding prior to the issuance of the Shares have been duly and validly authorized and are fully paid and non-assessable, and all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise set forth in the Registration Statement, the Prospectus and the General Disclosure Package, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens granted or to be granted under or otherwise permitted by the agreements and instruments governing the Company’s and its subsidiaries’ existing indebtedness described in the Registration Statement, the Prospectus and the General Disclosure Package.

(j)            Due Authorization. The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company.

(k)            Description of Capital Stock. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Prospectus and the General Disclosure Package.

(l)            No Violation or Default. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject, except for such Defaults as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(m)          No Conflicts; No Consents Required. The issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any of its subsidiaries, (ii) will not conflict with or constitute a breach of, or Default under, this Agreement or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries except in the case of clauses (ii) and (iii) above that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance and sale of the Shares, except (w) such as have been obtained or made by Company and are in full force and effect under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Managers, (x) as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package (including the issuance of the Shares and the use of the proceeds from the sale of the Shares as described in the Registration Statement, the Prospectus and the General Disclosure Package under the caption “Use of Proceeds”), (y) such consents, approvals, authorizations, orders, registrations, qualifications, waivers, amendments or terminations as will have been obtained or made as of the applicable Settlement Date, (z) where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect.

(n)            Legal Proceedings. Except as described in each of the Registration Statement, the Prospectus and the General Disclosure Package, there is no action, suit, proceeding, inquiry or investigation brought by or before any legal or governmental entity now pending or, to the knowledge of the Company, threatened, to which the Company or, to the knowledge of the Company, any of its subsidiaries, are a party, or of which any property of the Company, or, to the knowledge of the Company, any of its subsidiaries, is subject that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)           Independent Accountants. Ernst & Young LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission which is included in or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, is (i) an independent registered public accounting firm within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and ruling thereunder within the applicable rules adopted by the Commissions and the Public Company Accounting Oversight Board (“PCAOB”) and as required under the Securities Act and the Exchange Act and (ii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(p)           Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title to all of the real and personal property that is material to the respective businesses of the Company and its subsidiaries, and all other assets reflected as owned in the financial statements included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except for such security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects (collectively, “Liens”) that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, other than, in each case, Liens granted or to be granted under or otherwise permitted by the agreements and instruments governing the Company’s and its subsidiaries’ existing indebtedness described in the Registration Statement, the Prospectus and the General Disclosure Package and Liens that do not materially interfere with the use of such properties. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(q)           Title to Intellectual Property. The Company and each of its subsidiaries collectively own, possess or license adequate rights to use any patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and other intellectual property reasonably necessary for the conduct of their respective businesses as described in the Registration Statement, the Prospectus and the General Disclosure Package, except where the failure to own or possess such rights would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the conduct of their respective businesses does not and will not conflict with any such rights of others, except which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with, any such rights of others, which infringement or conflict, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, such rights of the Company and each of its subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(r)            Investment Company Act. The Company is not, nor after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Prospectus and the General Disclosure Package will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(s)            Taxes. The Company and its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns due through the date hereof or have properly requested extensions thereof (except in any case in which the failure to so file would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except as may be being contested in good faith and by appropriate proceedings or except in any case in which the failure to so pay would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to above in respect of all material amounts of federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(t)            Licenses, Permits or Certifications. The Company and its subsidiaries collectively possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state and other governmental authorities, presently required or necessary to own or lease, as the case may be, and to operate their properties and to carry on the business as set forth in the Registration Statement, the Prospectus and the General Disclosure Package (“Permits”) except where the failure to possess, make or obtain such Permits (by possession, declaration or filing) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)            No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of the Company’s subsidiaries exists or, to the knowledge (without having undertaken any independent inquiry) of the Company, is contemplated, or to the knowledge of the Company, is threatened, and the Company is not aware (without having undertaken any independent inquiry) of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, in each case, except as would not have a Material Adverse Effect.

(v)           Compliance with Environmental Laws. (A) Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, and except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws; and (B) except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, (i) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed; (ii) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries; and (iii) none of the Company or its subsidiaries anticipates material capital expenditures for environmental control facilities.

(w)          Insurance. The Company and each of its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its subsidiaries for product liability claims. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(x)            Accounting Controls. The Company and each of its subsidiaries make and keep books, records and accounts, which in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal accounting controls and (ii) no change in the Company’s internal accounting controls that has materially affected, or is reasonably likely to materially affect, the Company’s internal accounting controls.

(y)           No Unlawful Payments. (i) Neither the Company nor any of its subsidiaries or controlled affiliates, nor to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries, any agent or representative of the Company or of any of its subsidiaries or affiliates has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic government official or employee, including of any government, government-owned or controlled entity or public international organization, or any person acting in an official capacity for on behalf of any of the foregoing, or any political party, party official, or candidate for political office in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (C) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (D) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit; (ii) the Company and its subsidiaries and affiliates have conducted their respective businesses in compliance with applicable anti-corruption laws, including the FCPA, and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(z)            Compliance with Money Laundering and Anti-Terrorism Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(aa)         Office of Foreign Assets Control. (i) Neither the Company nor any of its subsidiaries, directors or officers, nor to the knowledge of the Company, any employee of the Company or any of its subsidiaries, any agent, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are (A) the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); (B) located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Crimea, Kherson and Zaporizhzhia regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each a “Sanctioned Country”); (ii) the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other Person or entity, (A) for the purpose of funding or facilitating the activities or business of or with any Person, or in any country or territory, that, at the time of such funding or facilitation, is the subject or the target of Sanctions; or (B) in any other manner that will result in a violation by any Person (including any person participating in the transaction whether as agent, initial purchaser, underwriter, advisor, investor or otherwise) of applicable Sanctions; and (iii) since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(bb)         Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Prospectus or the General Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(cc)         Market Data. All statistical, demographic and market-related data included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package is based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects.

(dd)         Compliance with SOX. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(ee)         ERISA. Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all respects with ERISA, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ff)         Franchise Agreements. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each of the franchise agreements entered into by the Company or any of its subsidiaries and described or referred to in the Registration Statement, the Prospectus and the General Disclosure Package (collectively, the “Franchise Agreements”) is in full force and effect; (ii) to the Company’s knowledge, none of the persons or entities (the “Franchise Owners”) holding franchise rights from the Company or any of its subsidiary is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under) any such Franchise Agreement; (iii) no event or circumstance has occurred which, with notice, lapse of time or both, would create a right to terminate any Franchise Agreement prior to the termination of its stated term; and (iv) neither the Company nor any of its subsidiaries has received, or been threatened with, a termination notice from any Franchise Owner or any other party with respect to a Franchise Agreement, nor is the Company aware that any person or entity intends to furnish such a notice.

(gg)         Franchise Owners. To the Company’s knowledge: (i) each of the Franchise Owners and the franchises operated by any of the Franchise Owners has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct its business, except where the failure to obtain any such licenses, authorizations, consents or approvals or make any such filings could not be expected, individually or in the aggregate, to result in a Material Adverse Effect; (ii) none of the Franchise Owners is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule (including those federal, state, foreign or local laws, regulations or rules applicable to reimbursement for healthcare or any related services) or any decree, order or judgment applicable to such Franchise Owner or the business conducted thereby, except where such violation, default, revocation or modification could not, individually or in the aggregate, be expected to result in a Material Adverse Effect; and (iii) there are no actions, suits, claims, investigations or proceedings pending or threatened or contemplated to which any of the Franchise Owners is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority, except any such action, suit, claim, investigation or proceeding which could not result in a judgment, decree or order resulting, individually or in the aggregate, in a Material Adverse Effect.

(hh)         Stabilization. The Company has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(ii)            No Registration Rights. Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(jj)         IT and Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used or processed in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act; and (v) any other piece of information that allows the identification of such natural person, or his or her family or household, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to IT Systems or Personal Data, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to IT Systems or Personal Data. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(kk)         The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and such disclosure controls and procedures were effective as of the end of the Company’s most recently completed fiscal quarter.

(ll)         The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

2.             Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Managers agree that the Company may from time to time seek to sell Shares through one or more Managers (any such Manager, a “Designated Manager”), acting as sales agent, as follows:

(a)            The Company may submit its orders to the Designated Manager by telephone (including any price, time or size limits, other customary parameters or conditions and the aggregate compensation paid to the Managers, if other than 3.00% of the gross offering proceeds of the Shares sold) to sell Shares on any Trading Day (as defined herein), which order shall be confirmed by the Designated Manager (and accepted by the Company) by electronic mail using a form substantially similar to that attached hereto as Exhibit A (each such confirmation, a “Transaction Confirmation”). The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company shall be effected by or through only one Manager on any Trading Day, which shall be the Designated Manager on such date. As used herein, “Trading Day” shall mean any trading day on the NASDAQ Global Select Market (the “Exchange”), other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time.

(b)            Subject to the terms and conditions hereof, the Designated Manager shall use its commercially reasonable efforts, consistent with its normal trading and sales practices, to execute any Company order submitted to it hereunder to sell Shares and with respect to which the Designated Manager has agreed to act as sales agent. The Company acknowledges and agrees that (i) there can be no assurance that the Designated Manager will be successful in selling any of the Shares, (ii) the Designated Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason and (iii) no Manager shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement.

(c)            The Company shall not authorize the issuance and sale of, and the Designated Manager shall not sell, any Share at a price lower than the minimum price therefor designated by the Company pursuant to Section 2(a) above. In addition, the Company or the Designated Manager may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(d)            The Designated Manager shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the Exchange each day in which Shares are sold under this Agreement setting forth (i) the amount of Shares sold on such day, (ii) the gross offering proceeds received from such sale and (iii) the commission payable by the Company to the Managers with respect to such sales.

(e)            At each Time of Sale, Settlement Date and Representation Date (as defined below), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Designated Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(f)            Notwithstanding any other provision of this Agreement, the Company and the Managers agree that no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and the Designated Manager shall not be obligated to sell or offer to sell, during any period in which the Company is, or could be deemed to be, in possession of material non-public information. Notwithstanding anything to the contrary in this Agreement, if, following any ad hoc due diligence call conducted pursuant to paragraph 2 of Schedule II hereto, the Managers in their reasonable judgment determine the Company is, or could be deemed to be, in possession of material non-public information, then (i) the Company may elect not to request the sale of any Shares during the month following such due diligence call, or (ii) if the Company elects to request any sale of Shares during such month, each Manager may decline, for any reason in its sole discretion, to act as sales agent for any such request unless and until (a) the Company has publicly disclosed such material non-public information to the Managers’ reasonable satisfaction and (b) the Company has provided the certificate referred to in Section 5(b) of this Agreement. Notwithstanding anything to the contrary in this Agreement, the Designated Manager may decline, for any reason in its sole discretion, to act as sales agent for the Company hereunder with respect to one or more sets of Company instructions for the sale of the Shares.

3.             Fee. (a) Unless otherwise set forth in the applicable Transaction Confirmation, the compensation to the Managers for sales of the Shares with respect to which the Designated Manager acts as sales agent hereunder shall be equal to 3.00% of the gross offering proceeds of the Shares sold pursuant to this Agreement.

(b)            The Company shall pay the Managers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Managers incurred by it in connection with the execution of this Agreement.

4.             Payment, Delivery and Other Obligations. Settlement for sales of the Shares pursuant to this Agreement will occur on the first Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Designated Manager for settlement on such date shall be issued and delivered by the Company to the Designated Manager against payment of an amount equal to the gross offering proceeds from the sale of such Shares less the fee payable to the Managers with respect to such Shares pursuant to Section 3(a) hereof. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Designated Manager’s or its designee’s account (provided that the Designated Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold the Managers harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay the Managers any commission, discount or other compensation to which they would otherwise be entitled absent such default.

5.             Conditions to the Managers’ Obligations. The obligations of the Managers are subject to the following conditions:

(a)            Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date:

(i)            no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(ii)           there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii)          there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from the respective dates of the Registration Statement, the Prospectus and the General Disclosure Package that, in the Managers’ judgment, is material and adverse and that makes it, in the Managers’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b)           The Managers shall have received on each date specified in Section 6(l) and in the second sentence of Section 2(f) a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of such date; (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; (iii) any Interim Prospectus Supplement and each Permitted Free Writing Prospectus have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (iv) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in the Registration Statement (it being understood that the only such information is that described in Section 8(b) hereof); and (v) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the General Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in the General Disclosure Package (it being understood that the only such information is that described in Section 8(b) hereof).

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)            The Managers shall have received on each date specified in Section 6(m) an opinion and negative assurance letter of Davis Polk & Wardwell LLP, outside counsel for the Company, dated such date, in form and substance reasonably satisfactory to the Managers.

(d)            The Managers shall have received on each date specified in Section 6(n) an opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, counsel for the Managers, dated such date, in form and substance reasonably satisfactory to the Managers.

The opinion and negative assurance letter of counsel for the Company described in Section 5(c) above shall be rendered to the Managers at the request of the Company and shall so state therein.

(e)            The Managers shall have received on each date specified in Section 6(o), a letter dated such date in form and substance satisfactory to the Managers, from Ernst & Young LLP, independent public accountants for the Company, (A) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (B) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (C) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus or any issuer free writing prospectus, as amended and supplemented to the date of such letter.

(f)            All filings with the Commission required by Rule 424 under the Act to have been filed by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(g)            The Shares shall have been approved for listing on the Exchange, subject only to a notice of issuance at or prior to the applicable Settlement Date.

(h)            The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

6.             Covenants of the Company. The Company covenants with the Managers as follows:

(a)            To furnish to the Managers copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Managers may from time to time reasonably request. In case the Managers are required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of the Managers, and at its own expense, the Company shall prepare and deliver to the Managers as many copies as the Managers may request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.

(b)            Before amending or supplementing the Registration Statement or the Prospectus (which, for the avoidance of doubt, shall not include the filing of reports or any definitive proxy or information statement required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act), to furnish to the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers reasonably object (other than any prospectus supplement relating to the offering of securities other than the Common Stock). To furnish to the Managers a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Managers reasonably object. Not to take any action that would result in any Manager or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of any Manager that such Manager otherwise would not have been required to file thereunder.

(c)           To file, subject to Section 6(b) above, promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for the duration of the Delivery Period. For the duration of the Delivery Period, to include in its quarterly reports on Form 10-Q, and in its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through the Managers pursuant to this Agreement, (ii) the net proceeds received by the Company from such sales and (iii) the compensation paid by the Company to the Managers with respect to such sales (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 6(b) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)).

(d)           To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to each of the Managers via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by each such Manager and, at any Manager’s request, to also furnish copies of the Prospectus to the Exchange and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.

(e)           During the Delivery Period to advise the Managers, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal.

(f)            If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise the Managers by telephone (with confirmation in writing or electronic mail) and to promptly prepare and file, subject to Section 6(b) above, with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and to furnish to each of the Managers as many copies as each such Manager may reasonably request of such amendment or supplement.

(g)            To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Shares, provided that, in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would be subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or subject itself to taxation, in each case in any jurisdiction where it is not now so subject.

(h)            To make generally available to the Company’s security holders and to the Managers as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)            Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to each of the Managers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) above, including filing fees and the reasonable fees and disbursements of counsel for the Managers in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees incident to the review and qualification by the Financial Industry Regulatory Authority, (v) the reasonable fees and disbursements of counsel to the Managers incurred in connection with the offering contemplated by this Agreement, including the reasonable fees and disbursements of counsel to the Managers relating to any review and qualification by the Financial Industry Regulatory Authority, (vi) all costs and expenses incident to listing the Shares on the Exchange, (vii) the costs and charges of any transfer agent, registrar or depositary, and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. The fees and disbursements of counsel to the Managers pursuant to subsections (iii) and (v) above shall not exceed $75,000 in connection with each subsequent Representation Date (as defined below) occurring after the date of this Agreement on which the Company is required to provide a certificate pursuant to Section 6(l). It is understood, however, that except as provided in this Section 6(i), Section 3(b) and Section 8, the Managers will each pay all of their costs and expenses, including any advertising expenses connected with any offers the Managers may make.

(j)            If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold, prior to such third anniversary, to file, subject to Section 6(b), a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption (references herein to the Registration Statement shall include the new registration statement declared effective by the Commission).

(k)            To use its commercially reasonable efforts to cause the Shares to be listed for trading on the Exchange and to maintain such listing.

(l)            Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of securities other than the Shares) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Managers shall otherwise reasonably request) (such commencement date (and any such recommencement date, if applicable) and each such date referred to in (i) and (ii) above, a “Representation Date”), to furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Managers, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to deliver a certificate under this Section 6(l) shall be automatically waived at a time at which no offering of Shares under this Agreement is ongoing. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company has not provided the Managers with a certificate under this Section 6(l), then before the Designated Manager sells any Shares, the Company shall provide the Managers with a certificate required under this Section 6(l).

(m)            On the initial Representation Date and thereafter on each subsequent Representation Date for which the Company delivers a certificate pursuant to Section 6(l), the Company shall cause to be furnished to the Managers, dated as of such date, in form and substance reasonably satisfactory to the Managers, the written opinion and negative assurance letter of Davis Polk & Wardwell LLP, outside counsel for the Company, as described in Section 5(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n)            On the initial Representation Date and thereafter on each subsequent Representation Date for which the Company delivers a certificate pursuant to Section 6(l), Simpson Thacher & Bartlett LLP, counsel to the Managers, shall furnish to the Managers a written opinion and negative assurance letter, dated as of such date in form and substance reasonably satisfactory to the Managers.

With respect to Sections 6(m) and 6(n) above, in lieu of delivering such an opinion and negative assurance letter for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Managers with a letter (a “Reliance Letter”) to the effect that the Managers may rely on a prior opinion and negative assurance letter delivered under Section 6(m) or Section 6(n), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(o)            Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder) and each time that (i) the Registration Statement or the Prospectus is amended or supplemented to include additional financial information, (ii) the Company files an annual report on Form 10-K or quarterly report on Form 10-Q, (iii) there is furnished with the Commission by the Company any document which contains financial information, including any earnings release or (iv) there is filed with the Commission any document (other than an annual report on Form 10-K or quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information, Ernst & Young LLP, independent public accountants of the Company, shall deliver to the Managers the comfort letter(s) described in Section 5(e). The requirement to deliver such comfort letter(s) under this Section 6(o) shall be automatically waived at a time at which no offering of Shares under this Agreement is ongoing. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when Ernst & Young LLP has not provided the Managers with such comfort letter(s) under this Section 6(o), then before the Designated Manager sells any Shares, Ernst & Young LLP shall provide the Managers with the comfort letter(s) required under this Section 6(o).

(p)            To comply with the Due Diligence Protocol attached hereto on Schedule II and any other due diligence review or call reasonably requested by the Managers.

(q)            To reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder.

(r)            That it consents to each Manager trading in the Common Stock for such Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(s)            That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Managers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(t)            Prior to instructing the Designated Manager pursuant to Section 2 hereof to make sales on any given day (or as otherwise agreed between the Company and the Designated Manager), the Company’s board of directors or any authorized committee thereof (i) shall have approved the minimum price and maximum number of Shares to be sold and (ii) shall have provided to the Company an authorizing resolution approving such price and number. The instructions provided to the Designated Manager by the Company, pursuant to Section 2, on such day shall reflect the terms of such authorizing resolution.

(u)            Not to, or publicly disclose an intention to, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any shares of the Common Stock, except for (i) the registration of the Shares and the sales through the Designated Manager pursuant to this Agreement, (ii) any shares of Common Stock issued by the Company pursuant to a stock appreciation right, performance stock, performance stock unit, performance unit, restricted stock, restricted stock unit, share award or deferred stock unit, upon the exercise of an option or warrant or upon the conversion of or exchange for a security outstanding on the date hereof and referred to in the Prospectus, (iii) any shares of Common Stock issued or options to purchase Common Stock, stock appreciation rights, performance stock, performance stock units, performance units, restricted stock, restricted stock units, share awards or deferred stock units granted pursuant to existing employee benefit plans of the Company, (iv) any shares of Common Stock issued pursuant to any non-employee director stock plan, equity incentive plan, dividend reinvestment plan or stock purchase plan of the Company or (v) the offer, sale and issuance of notes convertible into or exchangeable for shares of Common Stock, during the Delivery Period, without (A) giving the Managers at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Designated Manager suspending activity under this program for such period of time as requested by the Company.

(v)            The Company will deliver to each Manager (or its agent), on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as such Manager may reasonably request in connection with the verification of the foregoing Certification.

7.             Covenants of the Managers. Each of the Managers covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) of the Securities Act a free writing prospectus prepared by or on behalf of such Manager that otherwise would not be required to be filed by the Company thereunder, but for the action of such Manager.

8.             Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Manager, each person, if any, who controls such Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of such Manager within the meaning of Rule 405 under the Securities Act and such Manager’s directors, employees, officers and selling agents from and against any and all losses, claims, damages and liabilities, joint or several (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Interim Prospectus Supplement, the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Manager furnished to the Company in writing by such Manager expressly for use therein, it being understood and agreed that the only such information furnished by each Manager consists of the information described as such in paragraph (b) below.

(b)           Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Manager, but only with reference to information relating to such Manager furnished to the Company in writing by such Manager expressly for use in the Registration Statement, the Prospectus, any Interim Prospectus Supplement, the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, it being understood and agreed that, as of the date of this Agreement, the only such information furnished by such Manager consists of the name of such Manager as presented on the front and back covers of the Prospectus.

(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable and documented fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Managers, on the other hand, from the offering of the Shares or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the Company, on the one hand, and of the Managers, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Managers, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total commissions received by the Managers. The relative fault of the Company, on the one hand, and the Managers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)            The Company and the Managers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Managers were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Manager shall be required to contribute any amount in excess of the amount by which the fees paid to such Manager exceeds the amount of any damages that such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Manager, any person controlling any Manager or any affiliate, director, officer, employee or selling agent of any Manager or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.             Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10.           Termination. (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Designated Manager for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 3(b), Section 6(i), Section 8, Section 14 and Section 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)            Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time with respect to such Manager only. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through the Designated Manager for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 3(b), Section 6(i) and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)            This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 3(b), Section 6(i) and Section 8 of this Agreement shall remain in full force and effect.

(d)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 4.

11.           Entire Agreement. (a) Except as otherwise agreed in writing by the Company and the Managers with respect to the compensation to be received by the Managers, this Agreement represents the entire agreement between the Company and the Managers with respect to the preparation of any Registration Statement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.

(b)            The Company acknowledges that in connection with the offering of the Shares: (i) each Manager has acted and will act at arm’s length and owes no fiduciary duties to, the Company or any other person, (ii) each Manager owes the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) each Manager may have interests that differ from those of the Company, and (iv) none of the activities of any Manager in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by such Manager with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against each Manager arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

12.           Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Manager is a Covered Entity that becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Manager is a Covered Entity or a BHC Act Affiliate of such Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 12, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13.           Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

14.           Applicable Law; Waiver of Jury Trial. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

15.            Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment.

16.            Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.            Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Company shall be delivered, mailed or sent to Hertz Global Holdings, Inc., 8501 Williams Road, Estero, FL 33928, Attention: Katherine Lee Martin; Adrian Nasr, with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, Attention: Richard D. Truesdell, Jr.; Pedro J. Bermeo; John Runne; and if to the Managers shall be delivered, mailed or sent to:

Jefferies LLC, 520 Madison Avenue, New York, NY 10022, Facsimile: (646) 786-5719, Attention: General Counsel

Barclays Capital Inc., Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 8 of this Agreement, to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019

BMO Capital Markets Corp., Attn: Equity Syndicate Department, 151 W 42nd Street, 32nd Floor, New York, NY 10036 (with a copy to the Legal Department at the same address)

BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019, Attn: Robert McDonald, e-mail: dl.nyk.ste@us.bnpparibas.com

CIBC World Markets Corp., Attn: Greg Ogborn, Joe Kostandoff, Sid Ramanathan, Equity Capital Markets, 300 Madison Avenue, 8th Floor, New York, NY 10017, Telephone: 646-462-7339, Email: greg.ogborn@cibc.com, joe.kostandoff@cibc.com, sid.ramanathan@cibc.com

Citizens JMP Securities, LLC, 101 California Street, Suite 1700 San Francisco, CA 94111, Attention: Equity Syndicate, (e-mail: dl-jmp-syndicate@citizensbank.com)

Credit Agricole Securities (USA) Inc., 1301 Avenue of the Americas, New York, NY 10019, Attention: Douglas Cheng, email: douglas.cheng@ca-cib.com with a copy to equitycapitalmarkets@ca-cib.com

Deutsche Bank Securities Inc., 1 Columbus Circle, New York, New York 10019, Attention: Equity Capital Markets – Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 1 Columbus Circle, 19th Floor, New York, New York 10019, Attention: General Counsel, dbcapmarkets.gcnotices@list.db.com

Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attn: Michael Voris, Ryan Cunn, Equity Capital Markets, Telephone: 212-902-4895 Facsimile: 212-291-5027, Email: michael.voris@gs.com; ryan.cunn@gs.com

J.P. Morgan Securities LLC, 383 Madison Avenue, 6th Floor, New York, New York 10179, Attention: Sanjeet Dewal, Facsimile: (212) 622-8783, Email: sanjeet.s.dewal@jpmorgan.com

Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036 (Attn: Equity Syndicate Desk, with a copy to the Legal Department)

RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Equity Syndicate, TJ Opladen (Fax: 212-428-6260) (Email: tj.opladen@rbccm.com)

Regions Securities LLC, Regions Securities LLC, 615 South College Street, Suite 600, Charlotte, NC 28202, Attn: ECM Desk, email: ECMDesk@regions.com

Truist Securities, Inc., 50 Hudson Yards, 70th Floor, New York, New York 10001, Attn: Equity Capital Markets, dl.atm.offering@truist.com

[Signature page follows]

Very truly yours, Hertz Global Holdings, Inc.

By:	/s/ Mark E. Johnson
	Name:	Mark E. Johnson
	Title:	Senior Vice President and Treasurer

[Signature Page to Equity Distribution Agreement]

Accepted as of the date first written above

Jefferies LLC

By:	/s/ Donald Lynaugh
	Name:	Donald Lynaugh
	Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

Barclays Capital Inc.

By:	/s/ Robert Stowe
	Name:	Robert Stowe
	Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

BMO Capital Markets Corp.

By:	/s/ David Geiman
	Name:	David Geiman
	Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

BNP Paribas Securities Corp.

By:	/s/ Spencer Cherniak
	Name:	Spencer Cherniak
	Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

CIBC World Markets Corp.

By:	/s/ Greg Ogborn
	Name:	Greg Ogborn
	Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

Citizens JMP Securities, LLC

By:	/s/ Andy Mertz
	Name:	Andy Mertz
	Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

Credit Agricole Securities (USA) Inc.

By:	/s/ Jean-Marc Nguyen
	Name:	Jean-Marc Nguyen
	Title:	Head of Investment Banking

By:	/s/ Douglas Cheng
	Name:	Douglas Cheng
	Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

Deutsche Bank Securities Inc.

By:	/s/ Ben Selinger
	Name:	Ben Selinger
	Title:	Managing Director

By:	/s/ Samir Abu-Khadra
	Name:	Samir Abu-Khadra
	Title:	Director

[Signature Page to Equity Distribution Agreement]

Goldman Sachs & Co. LLC

By:	/s/ Ryan Cunn
	Name:	Ryan Cunn
	Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

J.P. Morgan Securities LLC

By:	/s/ Sanjeet Dewal
	Name:	Sanjeet Dewal
	Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

Morgan Stanley & Co. LLC

By:	/s/ Mauricio Dominguez
	Name:	Mauricio Dominguez
	Title:	Vice President

[Signature Page to Equity Distribution Agreement]

RBC Capital Markets, LLC

By:	/s/ JT Deignan
	Name:	JT Deignan
	Title:	Head, FIG Equity Capital Markets

[Signature Page to Equity Distribution Agreement]

Regions Securities LLC

By:	/s/ Edward L. Armstrong
	Name:	Edward L. Armstrong
	Title:	Managing Director – ECM

[Signature Page to Equity Distribution Agreement]

Truist Securities, Inc.

By:	/s/ Geoffrey Fennel
	Name:	Geoffrey Fennel
	Title:	Director

[Signature Page to Equity Distribution Agreement]

SCHEDULE I

Permitted Free Writing Prospectuses

None.

SCHEDULE II

Due Diligence Protocol

Set forth below are guidelines for use by the Company and the Managers in connection with the Managers’ continuous due diligence efforts in connection with the sale and distribution of the Shares pursuant to the Agreement. For the avoidance of doubt, the Company has agreed that no sales under the Agreement will be requested or made at any time the Company is, or could be deemed to be, in possession of material non-public information with respect to the Company.

1.	On or immediately prior to each Representation Date, in addition to the documents provided pursuant to Sections 6(l), (m), (n) and (o) of the Agreement, the Managers expect to conduct a due diligence call with the appropriate business, financial and legal representatives of the Company.

2.	Promptly following the latest of (x) the end of each month (but no later than the last business day of the immediately succeeding month), (y) 30 days after the immediately preceding Representation Date and (z) 30 days after the immediately preceding due diligence call pursuant to this paragraph (2), the Managers may request to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of the Company. Any such call shall be comparable in scope to due diligence calls conducted in connection with the execution of this Agreement. Further, in the event that the Company has provided a report on its liquidity, financial condition, results of operations or prospects as of the end of or for such month to one or more lenders or debtholders pursuant to its credit facilities or other indebtedness, the Company shall promptly provide a copy of such report to the Managers, which may include posting such report to the electronic data room created in connection with this Agreement and accessible to each of the Managers and their counsel. The Company shall not be obligated to conduct a diligence call pursuant to this paragraph (2) if it does not intend to offer any Shares under this Agreement until the next Representation Date.

3.	In the event that the Company requests the Designated Manager to sell on any one Trading Day an amount of Shares that would be equal to or greater than 15% of the average daily trading volume (calculated based on the most recent three completed Trading Days) of the Company’s common stock, the Managers expect to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of the Company and that the Company shall provide the certificate referred to in Section 5(b) of the Agreement.

The foregoing is an expression of current intent only, and shall not in any manner limit the Managers’ rights under the Agreement, including the Managers’ right to require such additional due diligence procedures as the Managers may reasonably request pursuant to the Agreement.

III-1

Exhibit A

[Manager Letterhead]

[               ], 20[     ]

Hertz Global Holdings, Inc.
8501 Williams Road
Estero, FL 33928
Attention: Legal Department

VIA ELECTRONIC MAIL

TRANSACTION CONFIRMATION

Dear [_______]:

This Confirmation sets forth the terms of the agreement of [            ] (the “Designated Manager”) with Hertz Global Holdings, Inc. (the “Company”) relating to the sale of shares of the Company’s common stock, par value $0.01 per share, having an aggregate gross sales price of up to $250,000,000 pursuant to the Equity Distribution Agreement among the Company, the Designated Manager and the other parties thereto, dated May 14, 2025 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Company’s acceptance of this Confirmation (an “Acceptance”), the Company shall have agreed with the Designated Manager to engage in the following transaction:

[Number of Shares to be sold][Aggregate Gross Price of Shares to be sold]:
Minimum price at which Shares may be sold:
Date(s) on which Shares may be sold:
Compensation to Managers (if different than set forth in the Agreement):

The transaction set forth in this Confirmation will not be binding on the Company or the Designated Manager unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor the Designated Manager will be bound by the terms of this Confirmation unless the Company delivers its Acceptance by [_] a.m./p.m. (New York time) on [the date hereof [_____], 20[__]].

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of every Time of Sale, every Settlement Date and every Representation Date.

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If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

Very truly yours, [MANAGER]

By:
Name:
Title:

ACCEPTED as of the date first above written Hertz Global Holdings, Inc.

By:
Name:
Title:

[Note: The Company’s Acceptance may also be evidenced by a separate written acceptance referencing this Confirmation and delivered in accordance with the Agreement]

2